Exhibit 99.1

Contacts:
Media	Russell Schweiss	904-357-9158
Investors	Mickey Walsh	904-357-9162

Rayonier Advanced Materials Announces Major Contract Extension
Jacksonville, Fla., Sept. 23, 2015 - Rayonier Advanced Materials Inc. (NYSE:RYAM) announced today that, on Sept. 18, the Company amended its existing agreement with Nantong Cellulose Fibers Company (NCFC), its second largest customer, and extended the term of the agreement through calendar year 2019.
"For 25 years, NCFC has been a valued partner and we are pleased to have extended our contract for another four years," stated Paul Boynton, Chairman, President and CEO of Rayonier Advanced Materials.  "We appreciate the trust NCFC places in our product quality, technical support and reliability of supply. The entire Rayonier Advanced Materials team thanks NCFC for the opportunity to continue our long-standing relationship."
Pricing for the upcoming years will be set annually, consistent with past practice and the terms of the amended agreement, and it is anticipated that annual volumes will be comparable to recent historical levels.
About Rayonier Advanced Materials
Rayonier Advanced Materials is the leading global supplier of high-purity, cellulose specialties natural polymers for the chemical industry. Working closely with its customers, the Company engineers natural polymeric chemical chains to create dozens of customized high-purity performance fibers at its plants in Florida and Georgia. Rayonier Advanced Materials' intellectual property and manufacturing processes have been developed over 85 years, resulting in unique properties and very high quality and consistency. The Company's facilities can produce up to 675,000 metric tons of cellulose specialties products annually for use in a wide range of industrial and consumer products such as filters, cosmetics and pharmaceuticals. Upon completion of the previously announced strategic realignment of assets in Jesup, the Company's facilities will have the capacity to produce approximately 485,000 tons of cellulose specialties and approximately 245,000 tons of commodity products. Rayonier Advanced Materials is consistently ranked among the nation's top 50 exporters and delivers products to 79 ports around the world, serving customers in 20 countries across five continents. More information is available at www.rayonieram.com.

Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes, including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials' future events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend," "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While we believe that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.
Such risks and uncertainties include, but are not limited to: competitive pressures in the markets in which we operate; our ability to complete the previously announced strategic realignment at our Jesup facility within the planned cost and timing parameters and achieve the anticipated benefits; changes in product supply, demand, volumes and pricing and uncertainties relating to general economic, political, business, industry, regulatory and market conditions.
Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.
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CORPORATE HEADQUARTERS
1301 Riverplace Boulevard  Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com